As filed with the Securities and Exchange Commission on August 18, 2009
No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AVIS BUDGET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-0918165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Sylvan Way, Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

AVIS BUDGET GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

David B. Wyshner
Executive Vice President and Chief Financial Officer
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, NJ 07054
(973) 496-4700
(Name, address and telephone number, including area code,
of agent for service)

with a copy to:
Karen C. Sclafani
Executive Vice President and General Counsel
Avis Budget Group, Inc.
6 Sylvan Way
Parsippany, NJ 07054
(973) 496-4700

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,500,000 shares (1)	$10.05 (2)	$25,125,000 (2)	$1,401.98

(1)
Plus such additional shares of common stock, par value $0.01 per share of Avis Budget Group, Inc. (the “Company”) as may be issuable pursuant to the anti-dilution provisions of the Company’s Employee Stock Purchase Plan.

(2)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the high and low market prices of the Company’s common stock reported on the New York Stock Exchange on August 11, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Company’s Employee Stock Purchase Plan (the “ESPP”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference into this registration statement, taken together, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act.  Requests for information should be directed to Avis Budget Group, Inc., 6 Sylvan Way, Parsippany, NJ, 07054, Attn:  Jean Sera.

Item 2.  Registration Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, filed by the Company with the SEC, are hereby incorporated by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 26, 2009;

(b)	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2009;

(c)	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 filed with the SEC on May 7, 2009 and August 6, 2009, respectively;

(d)	the Company’s Current Reports on Form 8-K filed on March 27, 2009, June 18, 2009, July 22, 2009 and July 24, 2009; and

(e)	the description of the Company’s common stock contained in the Company’s Form 8-A/A filed with the SEC on August 18, 2009.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities then offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.  In no event, however, will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the SEC be incorporated by reference into, or otherwise become part of, this registration statement.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Karen C. Sclafani, Esq. has rendered an opinion on the validity of the securities being registered under the ESPP pursuant to this registration statement.  Ms. Sclafani is Executive Vice President and General Counsel of the Company.  A copy of this opinion is attached as Exhibit 5 to this registration statement.  Ms. Sclafani holds shares of common stock of the Company, restricted stock units and options to acquire shares of common stock of the Company.

Item 6.  Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL grants the Company the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company.  Where a present or former director or officer of the Company is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the Company must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Under Section 145 of the DGCL, advances for expenses may be made by agreement if the director or officer affirms in writing that he believes he has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards. Under the Company’s By-Laws, the Company will not indemnify any person who seeks indemnification in connection with a proceeding initiated by such officer or director unless the initiation was approved by the board of directors.

The Company’s By-Laws contain provisions that provide for indemnification of officers and directors to the full extent permitted by, and in the manner permissible under, the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the Company’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Company also maintains, at its expense, policies of insurance which insure its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

Item 7.  Exemption From Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (formerly known as “Cendant Corporation”) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 5, 2006).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 27, 2009).

5	Opinion of Karen Sclafani, Esq. as to the validity of the shares of the Company’s common stock (including consent).*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Karen Sclafani, Esq. (included in Exhibit 5 to this registration statement).*

24	Power of Attorney (included on signature page).*

* Filed herewith.

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement.

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement; and

(2)             That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)             To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at that termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany, State of New Jersey on the 18th day of August, 2009.

AVIS BUDGET GROUP, INC.

By:	/s/ Brett D. Weinblatt
	Name:	Brett D. Weinblatt
	Title:	Senior Vice President and Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David B. Wyshner, Brett D. Weinblatt, Karen C. Sclafani and Jean M. Sera, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Ronald L. Nelson	Chairman of the Board, Chief Executive Officer and Director	August 18, 2009
Ronald L. Nelson

/s/ F. Robert Salerno	President and Chief Operating Officer and Director	August 18, 2009
F. Robert Salerno

/s/ David B. Wyshner	Executive Vice President and Chief Financial Officer	August 18, 2009
David B. Wyshner

/s/ Mary C. Choksi	Director	August 18, 2009
Mary C. Choksi

/s/ Leonard S. Coleman	Director	August 18, 2009
Leonard S. Coleman

Signatures	Title	Date

/s/ Martin L. Edelman	Director	August 18, 2009
Martin L. Edelman

/s/ John D. Hardy, Jr.	Director	August 18, 2009
John D. Hardy, Jr.

/s/ Lynn Krominga	Director	August 18, 2009
Lynn Krominga

/s/ Eduardo G. Mestre	Director	August 18, 2009
Eduardo G. Mestre

/s/ Stender E. Sweeney	Director	August 18, 2009
Stender E. Sweeney

EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Avis Budget Group, Inc. (formerly known as “Cendant Corporation”) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 5, 2006).

4.2	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 27, 2009).

5	Opinion of Karen Sclafani, Esq. as to the validity of the shares of the Company’s common stock (including consent).*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Karen Sclafani, Esq. (included in Exhibit 5 to this registration statement).*

24	Power of Attorney (included on signature page).*

* Filed herewith.